INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Advantica Restaurant Group, Inc. on Form S-8, such Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031 on Form S-8 filed May 18, 1998 (amended July 9, 1998), of our report dated February 16, 1999, appearing in the Annual Report on Form 10-K of Advantica Restaurant Group, Inc. for the year ended December 30, 1998.


DELOITTE & TOUCHE LLP

Greenville, South Carolina
February 2, 2000


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